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                                                                   EXHIBIT 10.26

                                  ADDENDUM #1
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     This document will act as an addendum to the SUBLEASE dated August 15,
2000, by and between BLUE MARTINI SOFTWARE, INC., a Delaware corporation ("Sublessee"), and VIRAGE, INC., a Delaware corporation ("Sublessor"). If there should be any inconsistency or ambiguity between the terms of this addendum and the SUBLEASE, then the addendum shall control.

     Section 3 of the "Agreement" of the SUBLEASE shall be replaced in its entirety by the following:

     3.   Term:  The initial term of this Sublease (the "Initial Term") shall
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          be for a period of eighteen (18) months commencing on September 5,
          2000 (the "Commencement Date"), and ending on February 28, 2002 (the "Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. So long as Sublessee is not in default of this Sublease, Sublessee shall have the right to request an extension of the Initial Term for one (1) period of six (6) months (the "Extension Option"), provided that at least four (4) months prior to the exercise of the Extension Option, Sublessee must give written notice to Sublessor, in the manner provided in Section 18 hereof, specifying that Sublessee wishes to exercise the Extension Option. Notwithstanding delivery of such notice, unless Sublessor agrees in writing within 30 days after receipt of such notice that Sublessor is willing to extend the Initial Term, Sublessor shall be deemed to have rejected such request, and this Sublease shall terminate on the Expiration Date. If Sublessor agrees to such extension, then Sublessor shall prepare and Sublessee shall execute an amendment to this Sublease confirming such extension on the same terms of this Sublease. The parties acknowledge that time is of the essence with respect to any notice given to Sublessor under this Section 3. The Initial Term and any extension of the Initial Term in accordance with this Section 3 collectively are referred to as the "Term." In no event shall the Term extend beyond August 31, 2002.


AGREED TO AND ACCEPTED BY:

For VIRAGE, INC.:                       For BLUE MARTINI SOFTWARE, INC.:

By: ____________________________        By:_______________________________

Printed Name:___________________        Printed Name:_____________________

Title:__________________________        Title:____________________________


LANDLORD CONSENT:

By: ____________________________

Printed Name:___________________